Exhibit 4.3

SUMMARY OF

FOUR-PARTY ENTRUSTED LOAN AGREEMENT

Trustor:	Yanzhou Coal Mining Company Limited
Address:	298 Fushan South Road, Zoucheng City, Shandong Province

Entrusted Lender:	Bank of China Jining Branch (“Lender”)
Address:	99 Guanghe Road, Jining City, Shandong Province

Borrower:	Shandong Xinjia Industrial Company Limited
Address:	138 Lishan Road, Jinan City, Shandong Province

Guarantor:	Lianda Group Corporation
Address:	28 Qianfoshan West Road, Jinan City, Shandong Province

To enable the Trustor to effectively utilize its capital, and the Entrusted Lender to make the Entrusted Loan to the Borrower, the parties after discussion agree as follows:

Article 1	General Provisions

1.	The Trustor shall deposit available cash with the Lender who shall disburse the Entrusted Loan to the Borrower, and receive payment of principal and interest at the maturity date.

2.	The Lender shall assist the Trustor to evaluate the Borrower’s credit status, supervise the use of the loan proceeds, supervise the Borrower to timely repay principal and interest, and carry out the lending procedures.

3.	The risk of loss in relation to the Entrusted Loan shall be borne by the Trustor, and the Lender shall not bear any risk of loss in relation to the Entrusted Loan.

4.	The Lender’s signature of this Loan Agreement shall not be deemed to be a guarantee by the Lender of payment by the Borrower.

5.	An amount of 3% of the interest (including penalty interest, overdue interest and fees) received by the Lender from the Borrower shall be the Entrusted Loan handling fee.

Article 2	Currency, Amount and Term

1.	Currency of the Entrusted Loan is Renminbi.

2.	The principal amount of the Entrusted Loan is RMB640,000,000.

3.	The term of the Entrusted Loan is from December 20, 2004 to January 19, 2005.

Article 3	Use of Proceeds

1.	The proceeds of the Entrusted Loan shall be used for working capital.

2.	Without the Trustor’s written consent, the Lender may not change the use of proceeds.

Article 4	Entrusted Loan Settlement Account

1.	Within seven business days of the signing of this Agreement, the Trustor shall open the Entrusted Loan Settlement Account with the Lender.

2.	Within seven business days of the signing of this Agreement, the Trustor shall deposit the full amount of RMB640,000,000 in the Entrusted Loan Settlement Account. The Lender shall pay interest on the funds on deposit at a floating rate of interest.

3.	Under no circumstances shall the Borrower at any time withdraw more than the balance on deposit in the Trustor’s account.

4.	The Lender shall deposit payments of principal and interest (including interest and penalty interest) received (or withheld) in the Trustor’s account on a quarterly basis, after deduction of the Entrusted Loan handling fee.

Article 5	Borrower’s Account

1.	After the effectiveness of this Agreement and before using the funds, the Borrower shall open an account with the Lender for the purpose of carrying out withdrawal, repayment of principal and interest, payment of fees, etc.

2.	The Borrower shall open a repayment account with the Lender, and shall deposit in such account the full amount of principal and interest due on any payment date not less than five business days prior to such payment date.

3.	Any operations relating to sale of goods, settlement or clearance referred to herein shall be conducted through the Lender.

Article 6	Entrusted Loan Interest and Calculation

1.	The interest rate of the Entrusted Loan is 7%. If, during the term of this Agreement, the Trustor and the Borrower adjust or change the interest rate or method of calculation, the Trustor shall give written notice thereof to the Lender, and the Lender shall commence calculation of interest at the adjusted rate from the second business day after receipt thereof.

2.	Method of calculation: Interest shall be calculated from the first date on which the Borrower makes a withdrawal according to the actual amount withdrawn and the actual number of days, based on a year of 360 days.

3.	Interest payment: The Lender shall make payment of interest on the day the Entrusted Loan matures, and the Lender shall be entitled to deduct such payment directly from the Borrower’s account. If the Borrower fails to make payment in full of principal and interest when due, and the balance on deposit in the Borrower’s account is insufficient to pay principal and interest, then the Lender shall have the right to charge the Borrower penalty at the rate of 0.00023 per day on the overdue amount.

Article 7	Interest on Overdue Amounts and Misapplied Amounts

1.	In the event that the Borrower shall fail to make repayment as set forth herein, and the parties shall not have agreed to an extension of the term of the loan such that the amounts are overdue, then the Trustor shall have the right to charge penalty interest at the rate of 0.00023 per day on the overdue amount.

2.	In the event that the Borrower shall fail to use the loan proceeds as set out herein, then the Trustor shall have the right to charge penalty interest at the rate of 0.00023 per day on the misapplied renminbi amount.

Article 8	Plan of Withdrawal

1.	The Borrower shall make one and only one withdrawal on December 20, 2004.

2.	The last date on which the Borrower may withdraw funds shall be the day 10 business days from the date of this Agreement, and after such date any unutilized amount of the loan shall be cancelled. Such date shall also be the date on which delayed withdrawal damages shall be collected.

Article 9	Conditions Precedent to Withdrawal

1.	The Borrower shall open an account with the Lender or one of the Lender’s branches.

2.	The Borrower shall have provided to the Lender the resolutions of the Board of Directors or other governing body authorizing the Borrower to enter into and perform this Agreement and powers of attorney.

3.	This Agreement shall be in effect.

4.	The Borrower shall have provided to the Lender a list of incumbent officers of the Borrower who are duly authorized to sign this Agreement, and all other documents and certificates related hereto, along with specimen signatures of such officers.

5.	Such other conditions as specified by the parties hereto.

Article 10	Repayment

1.	The Borrower shall repay the loan strictly in accordance with the following repayment schedule:

Number of Payments	Date of Payments	Payment Amount
1	January 19, 2005	RMB 640,000,000

2.	The Borrower may prepay the loan upon three days’ prior notice to the Lender.

3.	If the Trustor agrees to prepayment of a portion of the loan, the Borrower may not subsequently withdraw such amount.

4.	Any amounts paid by the Borrower hereunder or deducted by the Lender from the Borrower’s account shall be applied first to pay interest and damages, and thereafter to principal as and when due.

5.	The Lender shall be entitled to set-off any amounts on deposit in Borrower’s accounts with the Lender for the repayment of the Borrower’s debts as they mature.

6.	If the Lender believes that any risk exists in relation to the loan hereunder, it shall have the right to transfer back the loan principal and interest from the Borrower’s bank.

Article 11	Guarantee

1.	Payment of principal and interest (including penalty interest and other costs and expenses), other obligations of the Borrower hereunder and all costs and expenses of the Trustor or the Lender (including but not limited to court costs, attorneys’ fees, custody fees, etc.) in connection with the enforcement of their rights hereunder is guaranteed by Lianda Group Corporation, who shall be jointly liable as guarantor, and in connection with which it has separately executed pledges of equity interests.

2.	In the event that the financial condition of the Guarantor deteriorates or for any other reason the ability of the Guarantor to pay its debts is reduced, such that the Guarantor’s ability to perform under its guarantee is clearly diminished or impaired, then the Trustor shall have the right to require the Borrower to substitute another guarantor or provide other new security to ensure payment of the debt.

Article 12	Representations and Warranties of the Borrower

1.	The Borrower represents that:

(i) due incorporation and registration; full power and authority to enter into this Agreement; to sue; legal title to its assets.

(ii) voluntarily enters into this Agreement; duly authorized; entry into and performance of this Agreement do not violate Articles of Association, any applicable law or contract; entry into and performance of this Agreement duly authorized.

	(iii)	all documents, materials, reports, certificates, etc. provided to the Trustor and the Lender true, accurate, complete and in effect.

	(iv)	not failed to disclose to Trustor any event that has already occurred or about to occur that might affect the Trustor’s decision to make loan available.

2.	The Borrower warrants that:

	(i)	it will use proceeds in accordance with this Agreement; not to misapply or unreasonably spend the loan proceeds.

	(ii)	it will repay loan principal, interest and fees in accordance with this Agreement.

	(iii)	it will provide updated financial information at request of Lender.

	(iv)	if the Borrower has entered into any contract to guarantee the Guarantor’s guarantee obligation, such agreement will not affect the rights of the Trustor hereunder.

	(v)	it will undergo credit investigation and supervision from the Lender, and provide necessary cooperation.

	(vi)	it will promptly notify the Trustor and the Lender if it guarantees the obligations of third parties or pledges or mortgages its assets to provide security.

	(vii)	it will not subordinate its obligations under this Agreement to other similar indebtedness.

	(vii)	the Guarantor Lianda Group Corporation will complete procedures for pledge of equity interests within five days after the date hereof.

	(ix)	it will promptly notify the Trustor and the Lender if:

• it is in default under any loan agreement or guarantee

• there is a change of control, senior management or amendment of Articles of Association

• there is a material disruption of operations or deterioration of financial condition

• any material dispute relating to rights and obligations leading to litigation or arbitration

3.	The representations and warranties of the Borrower herein shall continue to have effect, and shall be deemed repeated by the Borrower whenever this Agreement is amended, supplemented or revised.

4.	The Borrower acknowledges that the Trustor and the Lender are entering into this Agreement in reliance on the basis of the representations and warranties of the Guarantor.

5.	The Borrower agrees that if any of the foregoing events occur, the Trustor shall be entitled to enforce its right to require repayment.

Article 13	Lender’s Representations and Warranties

1.	Lender represents that:

(i) it is due incorporated and registered; it has duly obtained business license and operation permit for financial institutions issued by the Peoples’ Bank of China and is a registered branch of a national commercial bank; is duly qualified and authorized to carry on financial business.

(ii) it is duly authorized to enter into and perform this agreement.

2.	Lender warrants that:

(i) it will make the Entrusted Loan pursuant to this Agreement and supervise the use of the loan proceeds, assist the Trustor to collect principal and interest.

(ii) it will not increase the interests at will.

Article 14	Trustor’s Representations and Warranties

1.	Trustor represents that:

(i) the fund provided by the Trustor is self-owned, legal and free.

(ii) it is entitled to carrying on the matters contemplated by this Agreement.

(iii) it voluntarily enters into this Agreement; it is duly authorized; it has completed all procedures required for the execution and performance of this Agreement.

(iv) the choice of Borrower, use of proceeds, interest and terms in this Agreement are all based on Trustor’s own decision.

2.	Trustor warrants that:

it will deposit the fund in the Entrusted Loan Settlement Account pursuant to Article 4, and it guarantees that the balance in the Entrusted Loan Settlement Account shall be no less than the amount that will be withdrawn by the Borrowers pursuant to this Agreement.

Article 15	Defaults and Consequences

1.	Any of the following shall constitute automatic events of default by the Borrower:

	(i)	the Borrower fails to use the loan proceeds as specified herein;

	(ii)	the Borrower fails to timely repay principal or interest when due, other fees or any other amount payable hereunder;

	(iii)	the Borrower breaches any of the warranties or the representations are not true and accurate;

	(iv)	the Borrower commits anticipatory breach;

	(v)	the Borrower breaches any other obligation hereunder.

2.	If any of the foregoing occurs, the Borrower shall promptly inform the Lender and the Trustor, and the Lender or the Trustor separately or together may take the following actions:

	(i)	require the Borrower to cure the default within a stated period of time; or

	(ii)	notify the Borrower that the full amount of principal and interest hereunder is immediately due and payable, and demand payment of such principal, interest and fees.

3.	Lender’s defaults and consequences

	(i)	If the Lender without proper cause refuses to allow the Borrower to make withdrawal pursuant to the terms of this Agreement.

	(ii)	If the Lender breaches any provision of Article 13.

If the Lender commits any violation referred to above, the Trustor or the Borrower separately or together may take the following actions:

	(i)	require the Lender to cure the default within a stated period of time;

	(ii)	the Borrower may prepay the loan;

	(iii)	the Trustor may replace the Lender with another lender.

4.	If any of the follow shall occur, it shall constitute a default by the Trustor hereunder:

	(i)	failure to establish the Trustor’s account and deposit the required amount in accordance with this Agreement;

(ii) unauthorized source of funds.

5.	If any of the above violations occur, the Lender or the Borrower shall have the right to take any of the following actions:

(i) require the Borrower to cure the default within a stated period of time;

(ii) the Lender may refuse to carry out the Entrusted Loan on behalf of the Trustor;

(iii) the Borrower may prepay the loan;

(iv) if the Lender or the Borrower incur loss, seek damages from the Trustor.

Article 16	Expenses

1.	Except as otherwise required by law, all expenses in connection with this Agreement (including but not limited to processing fees and notaries fees) shall be borne by the Borrower.

2.	All taxes and expenses in connection with the execution, performance or any dispute relating to this Agreement, including but not limited to stamp duty, interest withholding tax, litigation expenses, lawyers fees, execution costs etc. shall be borne by, or reimbursed by, the Borrower.

Article 17	Withholding

The Borrower shall pay all amounts payable hereunder without making any claim for deduction or right of set-off, and without imposing conditions.

Article 18	Assignment of Debt

1.	Without the written consent of the Trustor, the Borrower shall not transfer or assign any right or obligation hereunder to any third party.

2.	If, with the Trustor’s written consent, the Borrower transfers or assigns any right or obligation hereunder to any third party, such third party shall obey all of the provisions hereof without condition.

Article 19	Performance of Obligations and Waiver of Rights

1.	Except as otherwise specified herein, the obligations of the Borrower hereunder are independent obligations, and are not affected by the relationship of any party to any other third party.

2.	If the Trustor shall give the Borrower any waiver, variance, indulgence or extension in the exercise of its rights hereunder, it shall not affect, harm or limit the rights of the Trustor hereunder or under applicable laws or regulations, and shall not constitute a waiver of the rights of the Trustor or the Lender hereunder.

Article 20	Exhibits

1.	The exhibits to this Agreement are:

• Guarantee of Entrusted Loan Agreement

• Equity Interest Pledge Contract

• Equity Interest Pledge Agreement

and their related documents.

2.	The exhibits shall constitute an integral part of this Agreement, and be of equal effect.

Article 21	Modification; Supplement and Interpretation

1.	This Agreement can not be amended or supplemented without all parties’ written consents. Any amendments or supplements shall constitute an integral part of this Agreement, and be of equal effect.

2.	If any provision of this Agreement becomes invalid, illegal or unenforceable due to the change of laws, regulations or judicial interpretation, the validity, legality and enforceability of other provisions shall not be affected. All signing parties shall revise those invalid, illegal or unenforceable provisions under such circumstances.

3.	Any matters not covered by this Agreement shall be solved by discussion.

Article 22	Disputes Resolution; Governing Law; Waiver

1.	This Agreement shall be governed by, and construed in accordance with the laws of the PRC. Any dispute, controversy or claim among the parties to this Agreement arising out of or in connection with this Agreement may be solved by negotiation. If the dispute cannot be settled by negotiation, each party can sue under the court which has the jurisdiction.

2.	All costs in relation to the lawsuits shall be borne by the Borrower, unless otherwise determined by the court.

3.	The terms of this agreement shall continue in force notwithstanding the lawsuits. No party can refuse to perform this Agreement based on any lawsuits.

4.	The execution and performance of this Agreement by the Borrower are civil activities. The Borrower cannot take any economic or administrative actions against the Trustor or bring any petition against the jurisdiction, judgment or execution decision based on any waiver or exemption that it is entitled to.

Article 23	Notice

1.	Any notice or other document to be served under this Agreement may be delivered or sent to the Party to be served at its address and facsimile number appearing below:

	Trustor:	Yanzhou Coal Mining Company Limited
	Address:	298 South Fushan Road, Zoucheng City,
Shandong Province, PRC
	Zip Code:	273500
	Fax No.:	0537-5382032
	Contact Person:	Zhou Qing Chung

	Entrusted Lender:	Bank of China Jijing Branch
	Address:	99 Guanghe Road, Jining City, Shandong Province
	Zip Code:	272100
	Fax No.:	0537-2609672
	Contact Person:	Qi Shao Hua

	Borrower:	Shandong Xinjia Industrial Company Limited
	Address:	138 Lishan Road, Jinan City, Shandong Province
	Zip Code:	250014
	Fax No.:	0531-2623329
	Contact Person:	Chen Chen

	Guarantor:	Lianda Group Corporation
	Address:	28 Qianfoshan West Road, Jinan City, Shandong Province
	Zip Code:	250014
	Fax No.:	0531-2950048
	Contact Person:	Liu Xu

3.	Any change to the addresses above shall be notified to other parties immediately.

4.	Any notice or document delivered to the addresses above shall be deemed to have been served:

(i) if sent by post, on the fifth business day after the registered mail has been dispatched; or

(ii) if sent by facsimile process, on the day of dispatch; or

(iii) if delivered, at the day of the receipt evidenced by recipient’s signature.

Article 24	Effective

1.	This Agreement shall become effective as of the date of the execution and shall be in full force and effect until the day that the principal and interest has been fully repaid.

2.	This Agreement shall be executed in four counterparts.

Trustor:         Yanzhou Coal Mining Company Limited

Authorized signature:

Entrusted Lender:         Bank of China Jijing Branch

Authorized signature:

Borrower:         Shandong Xinjia Industrial Company Limited

Authorized signature:

Guarantor:         Lianda Group Corporation

Authorized signature:

Date: December 13, 2004

Location: Jinan City, Shandong

Exhibits:

•	Guarantee of Entrusted Loan Agreement

•	Equity Interest Pledge Contract

•	Equity Interest Pledge Agreement